UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004

CORNERSTONE REALTY INCOME TRUST, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-12875	54-1589139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

306 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

Signatures

Exhibits

Item 1.01 Entry into a Material Definitive Agreement.

The Agreement and Plan of Merger

On October 25, 2004, an Agreement and Plan of Merger (the “Merger Agreement”) was entered into among Colonial Properties Trust (“Colonial”), CLNL Acquisition Sub LLC and Cornerstone Realty Income Trust, Inc. under which the Company will merge with and into CLNL Acquisition Sub LLC. Under the terms of the Merger Agreement, Cornerstone shareholders have the right to elect to receive Colonial common shares or preferred depositary shares or a combination of both, subject to the restriction that the preferred depositary shares issued shall not exceed 25 percent of the total merger consideration. Company shareholders who elect to receive common shares will receive 0.2584 Colonial common shares for each Company share. The Company shareholders who elect to receive preferred depositary shares will receive 0.4200 shares of $25 liquidation preference redeemable Series E Preferred Depositary Shares with a dividend rate of 7.62 percent (subject to increase based on future increases in the level of Colonial common share dividends above $0.79 per share), which will be listed on the NYSE. The exchange ratios are subject to adjustments based on the resolution of certain tax matters.

There are a number of conditions that must occur for the merger to close. These conditions include the approval of the Merger Agreement by the shareholders of both the Company and Colonial, the receipt of necessary consents, the resolution of certain tax matters and the redemption of the Company’s existing Series A preferred shares.

The Company has the right to terminate the transactions under the Merger Agreement if Colonial’s average common share price for the 20 trading days preceding 10 trading days prior to the close of the transaction is below $31.00, subject to Colonial’s right to pay additional consideration, in the form of Colonial common shares, cash or a combination, equal to $31.00 minus Colonial’s average common share price. Colonial has the right to terminate the transaction if Colonial’s average common share price for the same period is above $49.00.

Change of Control Agreements

On October 25, 2004, the Company entered into change of control agreements with David L. Carneal and Gustav G. Remppies. The terms and conditions of the change of control agreements for Mr. Carneal and Mr. Remppies (each, an “Executive”) are substantially similar. The change of control agreements provide that if any person becomes the owner of 20% or more of the combined voting power of the Company’s securities or as result of a merger (a “change of control”) and with the Executive either is terminated by the Company other than for cause or terminates employment for good reason (collectively, a “termination”), the Executive is entitled to (i) to the extent not previously paid, the salary and any accrued paid time off through the date of the change in control; (ii) an amount equal to the product of (i) the annual bonus for the calendar year immediately preceding the calendar year in which the change in control occurs multiplied by (ii) a fraction, the numerator of which is the number of days employed by the Company during the calendar year in which the change in control occurs, and the denominator of which is 365; (iii) all amounts previously deferred by the Executive under any nonqualified deferred compensation plan sponsored by the Company, together with any accrued earnings thereon, and not yet paid by the Company; and (iv) an amount equal to three times the sum of the Executive’s annual base salary and the annual bonus. The term “good reason” has such meaning as is defined in the Plan.

In addition, following a change in control and a termination, the Executive will become fully vested in any and all stock incentive awards granted to the Executive under any plan or otherwise which have not become exercisable as of the date of the change in control and all stock options (including options vested as of the change in control) shall remain exercisable until the applicable option expiration date.

The Company also will arrange to provide the Executive and his family benefits (including, without limitation, medical, dental, health, disability, individual life and group life insurance benefits) that are at least as favorable as those provided under the most favorable plans of the Company applicable with respect to the Executive and his family during either the (i) 90-day period immediately preceding the change in control, or (ii) the 90-day period immediately preceding the Executive’s termination date. Notwithstanding the foregoing, if the Executive obtains comparable coverage under any benefits provided by another employer, then the amount of coverage required to be provided by the Company hereunder shall be reduced by the amount of coverage provided by such other employer’s benefit plans.

The Company shall, at its sole expense, as incurred, pay on behalf of Executive up to $25,000 in fees and costs charged by a nationally recognized outplacement firm selected by the Executive to provide outplacement service for one year after the termination date.

Executive Severance Plan

On October 25, 2004, the Company also implemented an Executive Severance Plan (the “Plan”). The Plan covers nine Senior Vice Presidents and four Vice Presidents. The Plan provides that if any person becomes the owner of 20% or more of the combined voting power of the Company’s securities or as result of a change in control, the Executive (as defined under the Plan) shall be entitled to severance benefits if and only if: (i) within one year after the date of a change in control, the employment of the Executive with the Company is terminated by the Company for any reason other than good cause (as such term is defined in the Plan), or (ii) within one year after the date of a change in control, the Executive terminates his or her employment with the Company for good reason (as such term is defined in the Plan).

The salary continuance benefit shall be the sum of: (i) the Executive’s salary at the time his or her employment with the Company terminates payable for the applicable severance period (24 months for senior vice presidents and 12 months for vice presidents) and (ii) the amount of the annual cash bonus paid to the Executive for the year immediately prior to the year in which the Executive’s employment with the Company terminates, and shall be payable as a lump sum within 30 days after the Executive’s termination of employment.

For a period of up to twelve months beginning on the date on which an Executive’s employment with the Company terminates, an Executive and his or her dependents will continue to be covered by all benefit plans in which he or she and his or her dependents were participating immediately prior to the date on which his or her employment with the Company terminated.

Each Executive is also entitled to the Outplacement Services Benefit which shall consist of payment of the actual costs of complete outplacement services, including job search and interview skill services provided to the Executive. The services shall be provided for a period of up to 24 months beginning on the date on which the Executive’s employment with the Company terminates. The Company will pay the Executive for the actual costs of the services, up to a maximum cost of $15,000 for a Senior Vice President and $10,000 for a Vice President.

Voting Agreements

Concurrent with the execution of the Merger Agreement, Glade M. Knight and JAMN Ltd Partnership LLC, a limited liability partnership of which Mr. Knight is the general partner, entered into a voting agreement (the “Knight Voting Agreement”) with Colonial. Pursuant to the Knight Voting Agreement, Mr. Knight has agreed to vote his common shares of Company in favor of the merger and other transactions contemplated by the Merger Agreement, and against any action of agreement in opposition to or in competition with the merger. In addition, concurrent with the execution of the Merger Agreement, Thomas H. Lowder, Chairman of the Board, President and Chief Executive Officer of Colonial, entered into a voting agreement (the “Lowder Voting Agreement”) with the Company. Pursuant to the Lowder Voting Agreement, Mr. Lowder has agreed to vote his common shares of Colonial in favor of the issuance of Colonial shares contemplated by the merger under the listing standards of the New York Stock Exchange,and against any action or agreement made or taken in opposition to or in competition with the merger.

For additional information, reference is made to the Merger Agreement, the Executive Severance Plan, the change in control agreements and the voting agreements which are incorporated by reference herein as exhibits to this report, and the press release issued by the Company, which is incorporated by reference herein as an exhibit to this report. The foregoing descriptions are qualified in their entirety by reference to the Merger Agreement, the Executive Severance Plan, the change in control agreements and the voting agreements.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of Cornerstone Realty Income Trust, Inc. with and into Colonial Properties Trust, Cornerstone and Colonial Properties intend to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. INVESTORS AND SECURITY HOLDERS OF CORNERSTONE AND COLONIAL PROPERTIES ARE URGED TO READ THE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CORNERSTONE, COLONIAL PROPERTIES AND THE MERGER. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Cornerstone and Colonial Properties with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Colonial Properties by directing a written request to Colonial Properties Trust, 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203, Attention: Investor Relations, and free copies of the documents filed with the SEC by Cornerstone by directing a written request to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, Virginia 23219, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Cornerstone, Colonial Properties and their respective executive officers, trustees and directors may be deemed to be participants in the solicitation of proxies from the security holders of Cornerstone and Colonial Properties in connection with the merger. Information about those executive officers and directors of Cornerstone and their ownership of Cornerstone common shares is set forth in the proxy statement for Cornerstone’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2004. Information about the executive officers and trustees of Colonial Properties and their ownership of Colonial Properties common stock and limited partnership units in Colonial Realty Limited Partnership is set forth in the proxy statement for Colonial Properties’ 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 22, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of Cornerstone, Colonial Properties and their respective executive officers, trustees and directors in the merger by reading the proxy statement and prospectus regarding the merger when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger dated October 25, 2004, by and among Colonial Properties Trust, CLNL Acquisition Sub LLC and Cornerstone Realty Income Trust, Inc.
10.1	Cornerstone Realty Income Trust, Inc. Executive Severance Plan adopted as of October 25, 2004.
10.2	Change in Control Agreement dated October 25, 2004 between Cornerstone Realty Income Trust, Inc. and David L. Carneal.
10.3	Change in Control Agreement dated October 25, 2004 between Cornerstone Realty Income Trust, Inc. and Gustav G. Remppies.
10.4	Voting Agreement between Colonial Properties Trust and Glade M. Knight, dated October 25, 2004
10.5	Voting Agreement between Cornerstone Realty Income Trust, Inc. and Thomas H. Lowder dated October 25, 2004

99.1	Press release issued by Cornerstone Realty Income Trust, Inc. on October 25, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Realty Income Trust, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, President

October 29, 2004